As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-199295

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

G. WILLI-FOOD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Nahal Harif St.,
Yavne, Israel 81106
+972-8-932-1000
(Address of principal executive offices) (Zip Code)

G. Willi-Food International 2013 Share Option Plan
Equity Compensation Grant to the Company's Chairman of the Board of Directors, Mr. Zwi Williger
Equity Compensation Grant to the Company's President, Mr. Joseph Williger
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
 (Name and address of agent for service; Telephone number of agent for service)

Copy to:

Perry Wildes, Adv.
Gross & Co.
One Azrieli Center
Tel-Aviv 6701101 Israel
Telephone: +972-3-607-4520
Facsimile: +972-3-607-4451

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧ (Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-199295, originally filed October 14, 2014.

G. Willi-Food International Ltd. hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Yavne, Israel on March 18, 2021.

G. WILLI-FOOD INTERNATIONAL LTD.

By: /s/ Einat Peled-Shapira Name: Einat Peled-Shapira Title: Chief Executive Officer	By: /s/ Yitschak Barabi Name: Yitschak Barabi Title: Chief Financial Officer

Know all persons by these presents that each of the undersigned constitutes and appoints Einat Peled-Shapira and Yitschak Barabi, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Einat Peled-Shapira Einat Peled-Shapira	Chief Executive Officer	March 18, 2021
/s/ Yitschak Barabi Yitschak Barabi	Chief Financial Officer	March 18, 2021
/s/ Joseph Williger Joseph Williger	Director, Co-Chairman of the Board	March 18, 2021
/s/ Zwi Williger Zwi Williger	Director, Co-Chairman of the Board	March 18, 2021
/s/ Victor Bar Victor Bar	Director	March 18, 2021
_________________ Einav Brar	Director
_________________ Idan Ben-Shitrit	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of G. Willi-Food International Ltd., has signed this Registration Statement on the 18th of March, 2021.

Puglisi & Associates By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director	March 18, 2021

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